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                              GRAPHIX ZONE, INC.
                              42 Corporate Park
                                  Suite 200
                            Irvine, California 92720

                                   May 13, 1996



STARPRESS, INC.
425 Market Street, 5th Floor
San Francisco, California 94105

Attn:     Ronald S. Posner, Chairman



Dear Ron:

     Reference is made to the Agreement and Plan of Reorganization entered into as of January 3, 1996, by and between Graphix Zone, Inc. and StarPress, Inc. (the "Reorganization Agreement") with respect to the proposed merger of Graphix Zone, Inc. and StarPress, Inc. (the "Merger"). As you know, Sections 10 and 11 of the Reorganization Agreement provide that the respective obligations of StarPress and Graphix Zone are subject to the fulfillment or satisfaction (or waiver in writing thereof) of certain conditions which are enumerated therein. Section 10.7 sets forth the condition that StarPress, Inc. shall have received the opinion of its counsel to the effect that the proposed Merger will be treated as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") or as a transfer of property governed by Section 351 of the Code, and Section 11.7 set forth the condition the Graphix Zone, Inc. shall have received a similar opinion from its counsel (collectively, the "Tax Opinions").


     In order to address a concern of the Securities and Exchange Commission with respect to the rendering of the Tax Opinions, Graphix Zone, Inc. deems it advisable and appropriate that the conditions set forth in Section 10.7 and Section 11.7 of the Reorganization Agreement be made non-waivable. Accordingly, by its execution hereof, Graphix Zone, Inc. hereby acknowledges and agrees that, notwithstanding anything to the contrary set forth in
Section 10 or Section 11 of the Reorganization Agreement, the conditions set forth in Section 10.7 and Section 11.7 of the Reorganization Agreement shall not be waivable by either party under any circumstances without amending the Form S-4 Registration Statement and the proposed proxy statement contained therein (in the event a request is made to waive the condition prior to the solicitation of the approval of the shareholders to the proposed reorganization) or, in the event a request is made to waive such condition after the shareholders have approved the proposed reorganization, only after receipt of shareholder approval of the waiver of the condition to the close of the proposed reorganization.


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StarPress, Inc.                                        May 13, 1996
Page 2



     Please indicate your acknowledgment of and agreement to the foregoing by executing this letter at the space provided below and returning same to me as soon as possible. Thank you.


                                     Very truly yours,

                                     GRAPHIX ZONE, INC.

                                     /s/ CHARLES R. CORTRIGHT, JR.
                                     ------------------------------
                                         Charles R. Cortright, Jr.,
                                         President




                           ACKNOWLEDGMENT AND AGREEMENT


     By its execution hereof, StarPress, Inc. hereby acknowledges and agrees that, notwithstanding anything to the contrary set forth in Section 10 or
Section 11 of the Reorganization Agreement, the conditions set forth in
Section 10.7 and Section 11.7 of the Reorganization Agreement shall not be waivable by either party under any circumstances, except as provided above.


                                     STARPRESS, INC.


                                     By: /s/ RONALD S. POSNER
                                        -----------------------------
                                        Ronald S. Posner,
                                        Chairman of the Board